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                                                                    EXHIBIT 3.33


                          CERTIFICATE OF INCORPORATION

                                      -of-

                  EXPLORACIONES Y MINERALES SIERRA MORENA S.A.


          FIRST:  The name of the corporation is exploraciones y Minerales
          -----
Sierra Morena S.A.

          SECOND:  The corporation's registered office in the State of delaware
          ------
is at 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is United States Corporation Company.

          THIRD:  The purpose of the corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the general Corporations Law of the State of Delaware.

          FOURTH:  The total number of shares of stock which the Corporation
          ------
shall have authority to issue is one thousand (1,000) shares, all of which shall be Common Stock without par value.

          FIFTH: The name  and mailing address of the corporator is as follows:
          -----

               William D. Stempel
               299 Park Avenue
               New York, New York 10017

          SIXTH:  The following provisions are inserted for the management of
          -----
the business and for the conduct of the affairs of the corporation and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, election of directors need not be by ballot unless the by-laws so provide.
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                                                                               2


          (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

          SEVENTH:  The corporation reserves the right to amend, alter, change
          -------
or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights herein conferred on stockholders, directors and officers are granted subject to this reserved power.

          IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove name, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal, this 31st day of October, 1979.

                                    /s/ William D. Stempel
                                 ------------------------------
                                       William D. Stempel
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                                                                               3

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that on this 31th day of October, 1979, personally came before me, D. Judith Penci, a Notary Public in ad for the County and State aforesaid, WILLIAM D. STEMPEL, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are true.

          GIVES under my hand and seal of office the day and year aforesaid.

                                        /s/ D. Judith Penci
                                  ---------------------------------
                                    D. Judith Penci, Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


          Exploraciones y Minerales Sierra Morena S.A., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation and said corporation:

               RESOLVED, that the Certificate of Incorporation of Exploraciones y Minerales sierra Morena S.A., be amended by changing the Article First thereof so that, as amended, said Article shall be and read as follows: "The name of the corporation is Gold Fields Chile, S.A."

          SECOND: That is lieu of a meeting and a vote of stockholders, the stockholders have give unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Exploraciones y Minerales Sierra Morena S.A., has caused this certificate to be signed by
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                                                                               2


William C. Bleimeister, its President, and attested by Stephen E. Flechner, its Secretary, this 23rd day of March, 1990.

                         EXPLORACIONES Y MINERALES SIERRA MORENA S.A.


                         By    /s/ William L. Bleimeister
                            ----------------------------------
                                         President


ATTEST:


By   /s/ Stephen E. Flechner
   ---------------------------
          Secretary